U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

American Capital Strategies, Ltd.
(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plan.

On June 27, 2006, American Capital Strategies, Ltd. sent the following notice to its Directors and Executive Officers with regard to a matter as to which it had been notified on June 23, 2006, by the administrator of the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan:

American Capital Strategies, Ltd.

Important Notice to Directors and Executive Officers

Supplemental Notice Concerning Your Ability to Trade in American Capital Strategies, Ltd. Common Stock:

Extension of Blackout Period to the Week of July 10, 2006

June 26, 2006

By notice dated April 28, 2006, American Capital Strategies, Ltd. informed you of a "blackout period" beginning June 3, 2006, 12:00 a.m. Eastern Time and ending on or about June 26, 2006 at 8:30 a.m. Eastern Time under the American Capital Strategies, Ltd. Employee Investment and Stock Ownership Plan (the "Plan") during which you generally have been unable to purchase or sell shares of American Capital Strategies, Ltd. common stock, $0.01 par value.

This notice is to inform you that the blackout period, required by the changing of recordkeepers from Krish Actuarial Consultants ("Krish"), the current recordkeeper, to Great-West Retirement Services ("Great West"), and investment custodians from Fidelity Investments ("Fidelity") to Orchard Trust Company, LLC and Wells Fargo Bank, N.A. ("Wells Fargo"), has been extended and will now end during the week of July 10, 2006. The extension of the blackout period is necessary due to Krish's delay in requesting the transfer of certain assets from Fidelity to Wells Fargo. Pursuant to Rule 104 of Regulation BTR and Section 306 of the Sarbanes-Oxley Act of 2002, directors and executive officers generally may not directly or indirectly purchase, sell or otherwise acquire or transfer any equity security of the company for which they serve as a director or executive officer during the blackout period. Accordingly, you may not engage in such transactions in American Capital Strategies, Ltd. common stock during the blackout period.

You will receive notice of any additional changes to the blackout period. If you have any questions concerning this notice or whether the blackout period has ended, you may contact Samuel A. Flax, Executive Vice President and General Counsel, American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814 or by telephone at 301-951-6122.

During the blackout period referenced in the above notice and for a period of two years after the ending of the blackout period, security holders or other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting the individual identified in the notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: June 29, 2006	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President, General Counsel and Secretary